[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act Of 1933, as amended.
Exhibit 10.14.1
AMENDMENT
TO
LICENSE AGREEMENT
     This Amendment (the “Amendment”) is entered into as of April 5, 2005 (the “Effective Date”) to modify the terms of the License Agreement (the “License Agreement”) dated as of March 15, 2004 by and between DAIICHI SUNTORY PHARMA CO., LTD., a corporation organized and existing under the laws of Japan and having its registered office at 7-2, Kojimachi 5-chome, Chiyoda-ku, Tokyo 102-8530, Japan (hereinafter referred to as “DSP”) and REPLIDYNE, INC., a corporation organized and existing under the laws of the State of Delaware, having its principal business office at 1450 Infinite Drive, Louisville, Colorado 80027, U.S.A. (hereinafter referred to as “REPLIDYNE”). DSP and REPLIDYNE are sometimes referred to collectively herein as the “Parties” or individually as a “Party.”
WITNESSETH:
WHEREAS, DSP and REPLIDYNE have signed a License Agreement regarding the development and commercialization of Faropenem Daloxate for the United States and Canadian markets; and
WHEREAS, DSP and REPLIDYNE have entered into the License Agreement regarding the development and commercialization of Faropenem Daloxate for the United States and Canadian markets; and
WHEREAS, since the License Agreement was signed, plans for the development and commercialization of Faropenem Daloxate have changed; and
WHEREAS, in light of those developments, the parties agree to revise certain economic terms of the License Agreement as indicated below.
NOW, THEREFORE, for and in consideration of the premises and covenants contained herein, DSP and REPLIDYNE agree to amend the License Agreement as written below.
1. Section 6.1 “License Fees” shall be replaced in its entirety. The new Section 6.1 shall be written as:
“6.1 License Fees. In consideration of the rights and benefits granted hereunder, REPLIDYNE shall pay to DSP the following license fees in Japanese Yen (hereinafter referred to as “JPY”):
(a)	Four hundred million Japanese Yen (JPY 400,000,000) within thirty (30) days after execution of this Agreement;

(b)	[ *** ] Japanese Yen (JPY [ *** ]) within ninety (90) days after the NDA filing in the Territory [ *** ];

(c)	[ *** ] Japanese Yen (JPY [ *** ]) within ninety (90) days after the NDA approval in the Territory of [ *** ];

(d)	[ *** ].

(e)	[ *** ];

(f)	Five hundred million Japanese Yen (JPY 500,000,000) within ninety (90) days after the Launch, provided, however, [ *** ];

(g)	[ *** ].
[ *** ].”
2. Furthermore, DSP and REPLIDYNE agree that a new Section 7.2(a) shall be replaced in its entirety. The new Section 7.2(a) shall be written as:
“(a) If this Agreement is terminated by REPLIDYNE before [ *** ] the Drug Product for any reason whatsoever, but excluding termination by REPLIDYNE due to DSP’s material breach pursuant to Section 16.2, DSP’s bankruptcy, insolvency or the like pursuant to Section 16.5, or DSP’s failure to obtain agreement from an Acquiring Party pursuant to Section 16.6, then, provided that [ *** ], REPLIDYNE shall [ *** ] as a result of such termination by REPLIDYNE such amount not to exceed [ *** ] Japanese Yen (JPY [ *** ]). REPLIDYNE shall establish a commercially reasonable mechanism for securing REPLIDYNE’s financial ability to make such payment or obtain an insurance, upon the signing of this Agreement, which enables REPLIDYNE to finance the aforementioned payment.
If this Agreement is terminated by REPLIDYNE after [ *** ] the Drug Product for any reason whatsoever, but excluding termination by REPLIDYNE due to DSP’s material breach pursuant to Section 16.2, DSP’s bankruptcy, insolvency or the like pursuant to Section 16.5, or DSP’s failure to obtain agreement from an Acquiring Party pursuant to Section 16.6, then, provided that [ *** ], REPLIDYNE shall [ *** ] as a result of such termination by REPLIDYNE such amount not to exceed an amount (the “Fee Cap”) determined from time to time by the following formula:
JPY [ *** ] — S MP = Fee Cap
S MP = the cumulative sum of the Milestone Payments due under Sections 6.1(b) through (f) for milestones actually achieved and paid as of any given date during the term of this Agreement.
When S MP becomes greater than or equal to JPY [ *** ] no further [ *** ] will be required under this Section 7.2(a).
For example: if the first [ *** ] of the Drug Product is for [ *** ] described under Section 6.1(b), then the Fee Cap will be reduced as follows:
[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.

JPY [ *** ] — JPY [ *** ] = JPY [ *** ]
To continue this example: If the second milestone achieved is [ *** ] described in Section 6.1(c), then the Fee Cap will be further reduced as follows:
JPY [ *** ] — (JPY [ *** ] + JPY [ *** ]) = [ *** ]”
3. Furthermore, DSP and REPLIDYNE agree that Section 18.3(b) shall be revised to read in its entirety as follows:
          (b) with respect to REPLIDYNE: (i) general liability insurance, including blanket contractual liability coverage with bodily injury, death and property damage limits of $[ *** ] per occurrence and $[ *** ] in the aggregate; and (ii) clinical studies and product liability insurance with bodily injury, death and property damage limits of not less than $[ *** ] per occurrence and $[ *** ] in the aggregate; provided, however, that REPLIDYNE’s obligation to have such insurance shall not be required until commencement of Development.
4. No other changes. Except as otherwise expressly provided in this Amendment, all of the terms and conditions of the License Agreement shall remain in full force and effect.
5. Term of this Amendment. This Amendment shall become effective as of the Effective Date and shall remain in full force and effect during the term of the License Agreement.
          IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their duly authorized officers upon the date first above written in duplicate original, one (1) original to be retained by each of DSP and REPLIDYNE.

DAIICHI SUNTORY PHARMA CO., LTD.		REPLIDYNE, INC.

Signature:	/s/ George Nakayama	Signature:	/s/ Kenneth Collins

Name:	George Nakayama	Name:	Kenneth Collins

Title:	President	Title:	President and Chief Executive Officer

Date:	May 9, 2005	Date:	4-5-05
[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.

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